                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------


          SECURITIES PURCHASE AGREEMENT, dated May 1, 1998, by and between Mr. Carlos Gomez (the "Seller"), Union Telecard Alliance, LLC, a Delaware limited liability company (the "Company"), and IDT Corporation, a Delaware corporation (the "Buyer").

          The Seller wishes to sell and the Buyer wishes to purchase 51% of the membership interests (the "Interests") of the Company on the terms and conditions set forth in this Agreement.

          The Buyer and the Seller seek to set forth certain terms upon which the business and operations of the Company shall be managed, on the terms set forth herein.

          Accordingly, the parties, each intending to be contractually bound, hereby agree as follows:


1.  Sale and Purchase of Interests.  On the terms and subject to the conditions
    ------------------------------
set forth herein, the Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from the Seller, 51% of the Interests of the Company for a purchase price consisting of up to 200,000 shares of common stock, par value $.01 per share (the "IDT Common Stock"), of the Buyer (the "Purchase Price"), which shall be paid to Seller in accordance with and subject to the conditions set forth in
Section 2 hereof.

          As of the date of this Agreement, the Seller is indebted to the Buyer in the amount of $0.00 (zero dollars). In order to induce the Seller to enter into this transaction, any additional indebtedness of the Seller to the Buyer that is reflected in the books and records of the Buyer but which is not reflected in the books and records of the Seller or any of his affiliates shall be deemed by the Buyer to be forgiven.


2.  Closing; Payment of Purchase Price; Declaration of Distribution.
    ---------------------------------------------------------------


          (a) The closing (the "Closing") of the sale and purchase of the Interests shall take place at the offices of IDT Corporation, 190 Main Street, Hackensack, New Jersey, at such time and place as the Seller and the Buyer shall agree. At the Closing, the Operating Agreement of the Company shall be amended to reflect the transfer of the Interests to IDT.

          (b) The Purchase Price shall consist of: (i) 100,000 shares of IDT Common Stock (the "Initial Shares"), to be paid on the Closing Date; plus (ii) 10,000 additional shares of IDT Common Stock for each $100,000 of net income generated by the Company above $1.4 million for the one year period commencing on May 1, 1998 and ending April 30, 1999 (the "Determination Period"), up to an additional 100,000 shares of IDT Common Stock, adjusted pro rata and rounded off to the nearest whole share (the "Additional Shares"). For purposes of this calculation, the net income of the Company shall be calculated in accordance with generally accepted accounting principles, applied on a consistent basis.
If the parties do not reach an agreement as to the amount of such net income, then such net income shall be determined by any nationally-recognized accounting firm agreed to by the Buyer and the Seller, with the expenses of such firm to be payable one-half by the Buyer and one-half by the Seller, and with such determination set forth in writing to the parties. The designated firm shall present its determination within 30 days following its retention, or any other reasonable time period agreed to by the Buyer and the Seller. The Purchase Price shall be adjusted for stock splits, stock dividends, or any similar transaction effected by the Buyer. The Additional Shares, if earned, shall be promptly payable within 10 business days following the date that the parties shall have reached an agreement as to the amount of the Company's net income during the Determination Period, or within 10 business days following the date that such accounting firm determines the Company's net income during the Determination Period. The date that the Initial Shares shall be paid by the Buyer pursuant to this Section 2(b) is referred to herein as the "Initial Payment Date." The date on which the Additional Shares shall be paid by the Buyer pursuant to this Section 2(b) is referred to herein as the "Additional Payment Date."

          (c) The Seller covenants that he will not directly or indirectly sell, offer to sell, short sell or make any other disposition of (a) any of the Initial Shares until May 1, 1999, or (b) more than 80,000 shares of IDT Common Stock until May 1, 2000; provided, however, that the foregoing restrictions
                         --------  -------
shall not apply to a disposition (a) pursuant to the laws of testamentary or intestate descent; or (b) pursuant to a final nonappealable order of a court or other body of competent jurisdiction.

          (d) The Buyer covenants that it shall in any and all events register such number of Registrable Securities, rounded up to the nearest whole share, as shall be necessary to ensure that the Seller shall be able to resell, without restriction under the federal securities laws, at least 80,000 shares of IDT Common Stock on or prior to May 1, 2000, and shall register the number of shares constituting the balance of the Registrable Securities by May 1, 2000. For purposes of this subsection (d), the term "Registrable Securities" shall refer to those shares constituting a portion or all of the Purchase Price that cannot be sold, either free of or subject to volume limitations, without registration under the federal securities laws.

          (e) Notwithstanding any other provisions of this Agreement, the parties will negotiate in good faith to make any appropriate arrangements that shall be necessary to enable the Seller to pay, on a timely basis, any federal, state or local taxes that are incurred as a result of his receipt of IDT Common Stock pursuant to this Agreement, including (a) the sale and/or registration of a portion of the IDT Common Stock prior to the dates otherwise specified herein or (b) the loan of cash to Seller in amounts that are sufficient to pay such taxes.

          (f) The Buyer's obligation to remit the Initial Shares and the Additional Shares, respectively, to the Seller shall be further subject to the satisfaction of the following conditions:

               (i) The representations and warranties of the Seller shall be true and correct as of the Initial Payment Date and Additional Payment Date, respectively.

               (ii) The Seller shall not be in default of its obligations set forth in this Agreement on or prior to the Initial Payment Date and Additional Payment Date, respectively.

               (iii) The Buyer shall have received on the Initial Payment Date and Additional Payment Date, respectively, a certificate executed by the Seller affirming that the conditions set forth in (i) and (ii) above are true and correct as of the Initial Payment Date and Additional Payment Date, respectively.


          (g) If the conditions set forth in paragraph (e) above are not satisfied as of the Initial Payment Date or the Additional Payment Date, as applicable, the Buyer may terminate its obligations under this Agreement by setting forth its intention to do so in writing to the Seller within ten days of the applicable payment date, at which time the Buyer shall transfer the Interests of the Company acquired pursuant to this Agreement to the Seller and this Agreement shall be terminated. Under such circumstances, the Buyer shall not be entitled to any net income generated by the Company prior to the Additional Payment Date; however, prior to surrendering its Interests of the
                         -------
Company, the Buyer shall be entitled to receive from the Company a cash payment equal to the value of the services it has provided to the Company and the costs it has expended, on behalf of the Company pursuant to this Agreement. The amount of such payment shall be agreed upon by the Buyer and Seller or, if the Buyer and the Seller to fail to reach an agreement as to the amount of such payment, then the amount of such payment shall be determined by any nationally-recognized accounting firm agreed to by the Buyer and the Seller.

          (h) To the extent permitted by applicable law, all net income beyond the amount utilized for ordinary business purposes or for the Company's expansion shall be paid to the Buyer and the Seller as consulting and service fees and or distributions, in such amounts as mutually agreed upon by the Buyer and Seller and as shall be reasonable under the circumstances.


3.  Further Obligations of Buyer, Seller and the Company.
    ----------------------------------------------------


          (a) Employment.  The Company hereby agrees to employ the Seller, and
              ----------
the Seller hereby agrees to perform services for the Company, on the terms and conditions set forth herein.


               (i) The Seller shall, on a full time basis, use his skills and render services to the best of his abilities, in both maintaining the current level of, as well as developing and expending, all facets of the Company's calling card business, including without limitation, the promotion and operation of the Company, the acquisition and distribution of phonecards, and any such other activities as may be required or desirable regularly or from time to time for the successful continuation and growth of the Company's business.

               (ii) The length of employment is for the three-year period commencing on the date of this Agreement, and terminating on the third anniversary of such date, or upon the Seller's earlier death or other termination of this Agreement pursuant to Section 2(f), Section 8 or
     Section 9 hereof; provided, however, that commencing on the third
                       --------  -------
     anniversary of the date of this Agreement, and upon each anniversary thereafter, the term of the Seller's employment under this Agreement shall be automatically extended for one additional year beyond such expiration date unless, not later than 90 days prior to any such anniversary, either the Buyer or the Seller shall have notified the other in writing that such extension shall not take effect.

               (iii) The Company shall pay to the Seller an annual base salary (the "Base Salary") at a rate not less than $75,000 per year, such salary to be paid in equal installments of a frequency not less than monthly.


          (b)  "Back Office" Support.  The Buyer hereby agrees to provide the
                --------------------
Company with such support as the Buyer reasonably determines to be necessary for the maintenance and development of the Company's business, including the Company's organizational expenses. Such support shall consist of bookkeeping and accounting services, inventory control, provision of computers and technical support, and billing and collection services. The value of such support provided by the Buyer shall not be reduced from the Company's net income in connection with the calculations to made pursuant to Section 2(b) hereof.


4.  Representations and Warranties of the Seller.
    --------------------------------------------

               (i) The Seller has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

               (ii) The Seller has not created any security interest, claim, lien, encumbrance or adverse interest in the Interests, has granted no options, warrants or other rights to purchase the Interests (other than pursuant to this Agreement), has entered into no agreements or other obligations to issue, and has not granted any other rights to convert any obligations into any equity interests of the Company.

               (iii) The Seller has not taken any action to cause the dissolution, termination or winding up of the Company.

               (iv) This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

               (v) Neither the execution or delivery of this Agreement by the Seller nor the performance by the Seller of this Agreement will, with or without notice or lapse of time or both, violate, constitute a default under, result in the breach or acceleration of any obligation under, or cause the termination of, (a) any agreement, mortgage, instrument or obligation to which the Seller is a party or by which the Seller or any of its assets are bound or (b) any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to the Seller.

               (vi) The Seller is currently in compliance with all applicable federal, state and local laws and regulations that apply, whether directly or indirectly, to the operation of the business that the Seller will conduct through the Company, except where the failure to comply would not have a material and adverse effect upon the business and operations of the Company.

               (vii) To the best of the Seller's knowledge, there is no actual, pending, or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Seller or the Company, other than the matter of DigiTEC, Index No. 604920/97, currently pending in the Supreme Court of the State of New York, New York County, and there exists no set of facts or circumstances constituting a valid basis for such an action, suit or proceeding not yet threatened or asserted which, if determined adversely to the Seller or the Company, would individually or in the aggregate have a material adverse effect on the business and operations of the Company.


          For purposes of paragraph (vii) of this Section, all references to "the Company" shall include any entities to which the Company shall be deemed to be a successor by operation of law or otherwise.


5.  Representations and Warranties of the Buyer.  The Buyer represents and
    -------------------------------------------
warrants to the Seller that (i) the Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (ii) the Buyer has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action by the Buyer, (iv) this Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, (v) neither the execution or delivery of this Agreement by the Buyer nor performance by the Buyer of this Agreement will, with or without notice or lapse of time or both, violate, constitute a default under, result in the breach or acceleration of any obligation under, result in the termination of, (a) the Buyer's restated certificate of incorporation or bylaws, (b) any agreement, mortgage, instrument or obligation to which the Buyer is a party or by which the Buyer or any of its assets is bound or (c) any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to the Buyer, and (vi) the Buyer has not taken any action to cause the dissolution, termination or winding-up of the Company.

     6.   Covenants.
          ---------

          (a) The Seller agrees to conduct all of his telecommunications-related business activities, including but not limited to the distribution of calling cards and any other telecommunications products, exclusively through the Company during the period of his employment and for a period of one year immediately following the termination of his employment.

          (b) Seller hereby agrees that he shall not, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate, directly invest in any publicly traded company over the amount of five hundred thousand dollars ($500,000) or become employed by any business that is in direct competition in any manner whatsoever with the business of the Company in any of the United States during his employment by the Company and for a period of one year immediately following the termination of his employment with the Company, except upon express written consent of the Company.

          (c) Seller agrees that, during the period of his employment and for a period of two (2) years thereafter, Seller shall not, directly or indirectly:

               (i) influence or attempt to influence customers or suppliers of the Company, or any of its subsidiaries or affiliates, to divert their business to any competitor of the Company, and

               (ii) solicit or recruit any employee of the Company for the purpose of being employed by him or by a competitor of the Company or convey any confidential information about other employees of the Company to any other person.

          (d) The Buyer acknowledges and agrees that the Seller retains all right, title and interest in and to the customer lists compiled prior to the date of this Agreement, and that such customer lists constitute a trade secret of the Seller. The Seller authorizes the Buyer's use of such customer lists only to the extent necessary and for the sole purpose of furthering the interests of the Company.

          (e) The Buyer and the Seller agree to vote all of their interests in the Company over which they exercise (either directly or indirectly) the power to vote in such manner as shall be necessary to effect and maintain the election of (i) Carlos Gomez as President of the Company and (ii) Joshua Winkler as Vice President, Secretary and Treasurer of the Company (or, subject to approval of the Seller, which shall not be unreasonably withheld, another officer of the Buyer selected by the Buyer in the place of Mr. Winkler). Without the prior consent of the other party, neither the Buyer or the Seller shall vote any of its interests in the Company during the term of this Agreement to remove either of such officers from their respective offices or to reduce the powers and responsibilities of such officers as they are set forth in the Company's Operating Agreement.

     7.   Right of First Refusal Upon Transfers.
          -------------------------------------

          (a) In the event that the Buyer or the Seller receives a bona fide offer from a third party, other than any affiliate of such party receiving such bona fide offer (an "Offeror"), and other than a "Permitted Transferee" of the Buyer or the Seller, to purchase for cash some or all of the Interests of the Company owned by such party (an "Offer") and such party desires to transfer some or all of its Interests pursuant to such Offer, such party (hereinafter referred to as a "Selling Member") shall give written notice of such Offer (a "First Refusal Notice") to the Company and to the other party (each an "Offeree Member"), stating (i) its bona fide intention to offer such Interests, (ii) the percentage of the Company's outstanding Interests proposed to be disposed of pursuant to such Offer (the "First Refusal Interests"), (iii) the price proposed to be paid by the Offeror pursuant to the Offer (the "First Refusal Price"),
(iv) the identity of the Offeror and (v) any other terms and conditions of the proposed Transfer. The First Refusal Notice shall be accompanied by a true and correct copy of the Offer and shall constitute an offer (a "First Refusal Offer") to the Offeree Member, in accordance with this Section, all of the First Refusal Interests for cash or any other asset of equal value at the First Refusal Price and on such other terms and subject to such conditions as are set forth in the Offer.

          (b) For purposes of this Section 7, a "Permitted Transferee" of the Buyer or the Seller shall mean the following:


               (1)  In the case of the Buyer:

                    (i) The Buyer or any one or more of its directly or indirectly wholly owned subsidiaries; or

                    (ii) Any other person directly or indirectly controlling, controlled by or under direct or indirect common control with the Buyer.

               (2)  In the case of the Seller:

                    (i) The spouse of the Seller (the "Spouse"), any lineal ancestor of the Seller or of the Spouse, and any person who is a lineal descendant of a grandparent of the Seller or of the Spouse, or a spouse of any such lineal descendant or such lineal ancestor (collectively, the "Family Members");

                    (ii) A trust (including a voting trust) exclusively for the benefit of the Seller or one or more of his Family Members;

                    (iii) The estate, executor, executrix or other personal representative, custodian, administrator or guardian of the Seller; or

                    (iv) Any corporation or partnership directly or indirectly controlled, individually or as a group, only by the Seller and/or any of his Permitted Transferees as determined under this subsection (b).

               (3) In any and all cases, qualification as a "Permitted Transferee" is contingent upon the additional requirement that such transferee agrees to be bound by and to comply in all respects with the provisions of this Section 7.

          (c) The Offeree Member shall have the option to purchase the First Refusal Interests at the First Refusal Price and on such other terms as are set forth in the Offer, by giving notice of acceptance to the Selling Member within forty (40) days of receipt by the Offeree Member of the First Refusal Notice (an Offeree Member which gives such a notice of acceptance being referred to as an "Accepting Offeree Member"), and by purchasing such First Refusal Interests for the First Refusal Price in cash within ten (10) days following the expiration of such 40-day period.

          (d) If the Offeree Member does not give notice of acceptance during the aforesaid periods or if such notice is given, but the Offeree Member fails to purchase the First Refusal Interests within the time period specified in this Section, then, subject to the terms of this Agreement, the Selling Member may, within the 90-day period immediately following the expiration of periods during which the Offeree Member may give notice of acceptance, transfer the First Refusal Interests to the Offeror for cash at a price not less than the First Refusal Price and on the same terms and subject to the same conditions as were set forth in the First Refusal Offer; provided, however, that the Company
                                      --------  -------
receives copies of any instruments of transfer and the Offeror's written agreement to be bound by this Agreement as an assignee, in respective forms reasonably satisfactory to the Company.

          (e) If the Selling Member does not make such transfer within such 90-day period, no subsequent transfer of any of the Interests of the Selling Member may be made without again complying with this Section.

          (f) If any party fails to comply with this Section with respect to all or any part of its Interests, and the Company shall not recognize such transfer in its records (including without limitation any beneficial interest therein), and any attempted or purported transfer thereof shall be void and of no effect.

              Nothing herein contained shall prevent the pledging of Interests by a Member if there is neither a transfer of the legal title thereto nor a transfer on the books of the Company into the name of the pledgee. However, no pledgee or person claiming thereunder shall be entitled to make or cause to be made any transfer of pledged Interests by sale thereof or otherwise (including in this prohibition transfers on the books of the Company into the name of the pledgee) except upon compliance herewith, and any such pledge shall be subject to those conditions and restrictions. In addition, the Buyer may transfer its Interests of the Company to any of its direct or indirect majority-owned subsidiaries upon the delivery of written notice to the Seller.

     8.  Termination; Purchase Rights.
         ----------------------------

         (a) Buyer and Seller agree that each of the events set forth below shall constitute a "Termination Event" if the party with the Right of Termination (as defined herein) elects to terminate its obligations hereunder upon the occurrence of such event:

               (1) The Buyer shall have the Right of Termination under the following circumstances:

                   (i)  Upon the death of the Seller.

                   (ii) If, as a result of the Seller's incapacity due to physical or mental illness, the Seller shall have been absent from his duties hereunder for the period of six consecutive months.

                   (iii) Upon the occurrence of a material breach of this Agreement by the Seller.

                   (iv) Upon the Seller's conviction for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof.

                   (v) Upon the Seller's continual failure to substantially perform his duties hereunder, after written notice has been delivered to the Seller by the Buyer, and the Seller's failure to substantially perform his duties is not cured within thirty days after notice of such failure has been given to the Seller.

                   (vi) In the event a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Seller in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.

                   (vii) In the event the Seller shall commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect.

                   (viii) In the event the Seller shall give notice to any governmental body of insolvency or pending insolvency.

               (2) The Seller shall have the Right of Termination under the following circumstances:

                   (i) Upon the occurrence of a material breach of this Agreement by the Buyer.

                   (ii) In the event a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Buyer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.

                   (iii) In the event the Buyer shall commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect.

                   (iv) In the event the Buyer shall give notice to any governmental body of insolvency or pending insolvency.

          (b) Upon the occurrence of a Termination Event, the Buyer and Seller agree that the party with the Right of Termination shall have the right (and solely in the case of (a)(i) and (a)(ii), the obligation), to cause the termination of all further obligations under Section 3 herein, as well as the covenant to effect and maintain the election of Managers pursuant to Section 6 herein, and to purchase the interest in the Company of the other party for an amount equal to the fair market value of such interest, as determined in accordance with Section 8(c). If the Buyer's Right of Termination arises due to the occurrence of circumstances set forth in subsections (1)(iv) or (1)(v) above, the Buyer shall have, in addition to the remedies set forth hereinabove, the option to cause the Seller to purchase the Buyer's Interests in the Company for an amount equal to the fair market value of such Interests, as determined in accordance with Section 8(c) below.

          (c) For the purpose of this Section 8 the fair market value of a party's Interests in the Company shall be determined by the parties, provided,
                                                                     --------
however, that inasmuch as the Buyer and Seller recognize and agree that a
-------
significant portion of the value of the Company resides in the person of the Seller, his knowledge of the Company's operations and customers and the good will attached to his person, therefore upon the occurrence of a Termination Event under Section 8(a)(1) above, and at the option of the Buyer, the appraisal shall be conducted so as to establish the value of the Company and the Seller's Interests therein in the absence of the Seller's involvement in the Company. In addition, such appraisal shall reflect the effect of the Buyer's covenants set forth in Section 6 hereof on the value of the Company following the termination of this Agreement. If the parties do not reach an agreement as to the amount of such fair market value, then such fair market value shall be determined by any nationally-recognized accounting firm agreed to by the Buyer and the Seller, with the expenses of such firm payable by the Buyer and the Seller, and with such determination set forth in writing to the parties.

          (d) Notwithstanding the foregoing, if either of the parties exercises its Right of Termination pursuant to paragraph (b) above prior to the one year anniversary of the Additional Payment Date, in place of the purchase option described in such paragraph, the Buyer shall return to the Seller all of the Interests of the Company acquired pursuant to this Agreement, and the Buyer shall not be entitled to receive any distributions of any portion of the Company's undistributed net income; however, the Buyer shall be entitled to
                                    -------
receive a payment from the Company equal to the Buyer's actual and reasonable expenses incurred in connection with its provision of any services rendered, or expenses expended on behalf of the Company prior to such anniversary, in the manner provided by Section 2(f) hereof.

     9.   Deadlock and Dissolution
          ------------------------

          (a) If the Buyer and Seller have a bona fide dispute with respect to a material matter affecting the interpretation of either this Agreement or the Operating Agreement of the Company (the "Operating Agreement") which they shall fail to resolve, the parties shall agree upon a third party arbitrator who shall resolve such dispute. If the parties fail to agree upon the identity of such arbitrator, the parties shall refer such matter to the American Arbitration Association, which shall appoint an arbitrator to resolve such dispute.

          (b) In addition, each of the Buyer and the Seller (the "Dissolution Offeror") shall have the right, exercisable by written notice (the "Offer") to the non-offering party (the "Dissolution Offeree"), to offer to buy the Dissolution Offeree's interest in the Company at a purchase price and upon the other terms specified in the Offer, if, there are one or more material bona fide disputes or disagreements among the Buyer and the Seller which may not be resolved through the measures identified in the previous paragraph.

          (c) The Dissolution Offeree must elect by written notice (the "Notice of Election") to the Dissolution Offeror within sixty days after receipt of the Offer, either:

               (i) to sell the Dissolution Offeree's entire interest in the Company to the Dissolution Offeror at the purchase price and on the other terms specified in the Offer, or

               (ii) to offer to purchase the Offeror's entire interest in the Company at a purchase price equal to the price set forth in the Offer; provided, however, that if the Seller is the Dissolution Offeree, the
          --------  ------
          Seller may pay the purchase price set forth in the Offer in up to ten semi-annual installments, together with interest at the rate of LIBOR plus 2%, upon the grant and perfection of a first-priority security interest in collateral with a value that the Buyer shall agree to be equal to or greater than the purchase price set forth in the Offer, and upon the execution of a note and a security agreement in a form reasonably acceptable to the Buyer.

          (d) If the provisions of this Section 9 are triggered prior to the Additional Payment Date, in place of the purchase option described in this Section, the Seller shall return to the Buyer all of the shares of the Buyer acquired pursuant to this Agreement, and the Buyer shall return to the Seller all of the Interests of the Company acquired pursuant to this Agreement. If the provisions of this paragraph are triggered during the one year period commencing on the Additional Payment Date, in place of the purchase option described in this Section, the Seller shall return to the Buyer 50% of the shares of the Buyer acquired pursuant to this Agreement which it has not sold as of the date that the Offer is delivered pursuant to paragraph (b) above, and the Buyer shall return to the Seller all of the Interests of the Company acquired pursuant to this Agreement. In either event, the Buyer shall not be entitled to receive any distribution of any portion of the Company's undistributed net income; however,
                                                                       -------
the Buyer shall be entitled to receive a payment from the Company on account of the services rendered, and expenses expended on behalf of the Company prior to the Additional Payment Date (in the event of a termination pursuant to the first sentence of this paragraph) or during the one year period commencing on the Additional Payment Date (in the event of a termination pursuant to the second sentence of this paragraph), as applicable, in the manner provided by Section 2(f) hereof.


     10.  Miscellaneous.
          -------------

               (i)  10.1  Entire Agreement.  This Agreement sets forth the
                          ----------------
     entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

               (ii)  10.2  Expenses. Whether or not the transactions
                           --------
     contemplated hereby shall be consummated, each of the parties hereto shall pay its own expenses and costs (including, without limitation, the fees, disbursements and expenses of attorneys, accountants and advisors) incurred by it in negotiating, preparing, closing and performing this Agreement and the transactions contemplated hereby.

               (iii)  10.3  Notices.  Any notice required or permitted hereunder
                            -------
     shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with a recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days advance written notice to each of the other parties hereto.

          If to the Seller:

               Carlos Gomez
               c/o Union Telecard Alliance, LLC
               99-25 Horace Harding Expressway
               Corona, New York  11368
               Tel:  718-592-2500
               Fax:  718-592-1700

          If to the Company:

               Union Telecard Alliance, LLC
               99-25 Horace Harding Expressway
               Corona, New York  11368
               Tel:  718-592-2500
               Fax:  718-592-1700

          If to the Buyer:

               IDT Corporation
               190 Main Street
               Hackensack, New Jersey 07601
               Attention:  Joshua Winkler
               Tel: 201-928-1000
               Fax: 201-907-5165

               (iv)  10.4  Governing Law.  This Agreement shall be governed by
                           -------------
     and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within New York State, without reference to principles of conflicts of laws.

               (v)  10.5  Binding Effect; Assignment.  This Agreement shall be
                          --------------------------
     binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement or any rights hereunder may not be assigned without the prior written consent of the other party hereto; provided, however, that the Buyer may transfer its Interests of the Company and its rights under this Agreement to any of its direct or indirect majority-owned subsidiaries upon the delivery of written notice to the Seller and to the Company.

               (vi)  10.6  Further Assurances.  If at any time either party
                           ------------------
     hereto shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to carry out the provisions hereof and the transactions contemplated hereby, the proper officers and directors of the relevant parties shall execute and deliver any and all proper deeds, assignments and assurances, and do all things necessary or proper, to carry out fully the provisions hereof.

               (vii)  10.7  Amendment; Waivers.  This Agreement may be amended,
                            ------------------
     modified, superseded, cancelled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any breach, or a waiver of the breach of any other term or covenant contained therein.

               (viii)  10.8  Survival.  The representations, warranties and
                             --------
     covenants in this Agreement shall remain in full force an effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any party and (c) payment of the Purchase Price set forth in this Agreement.

               (ix)  10.9  Future Disputes.  Any controversy or claim arising
                           ---------------
     out of or relating to this Agreement, or the breach thereof, the resolution of which is not herein provided for, shall be settled by arbitration in accordance with the Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     10.10  No Further Representations.  The representations of the Buyer, the
            --------------------------
Seller, and the Company are limited to those representations and warranties contained in this Agreement. No representations other than those contained within this agreement or those required by law are to be assumed or implied.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                           CARLOS GOMEZ

                                           /s/  Carlos Gomez
                                           ----------------------------------


                                           UNION TELECARD ALLIANCE, LLC

                                           By: /s/  Carlos Gomez
                                               ------------------------------
                                               Name:  CARLOS GOMEZ
                                               Title: PRES.


                                           IDT CORPORATION

                                           By: /s/  Joshua Winkler
                                               ------------------------------
                                               Name:  JOSHUA WINKLER
                                               Title: EXEC. V.P. SALES